UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2016, Nature's Sunshine Products, Inc. (the "Company") issued a press release announcing that Joseph W. Baty joined the Company as its Executive Vice President and Chief Financial Officer. The retirement of Stephen M. Bunker, the Company's previous Executive Vice President and Chief Financial Officer, was announced on March 6, 2016. The Company anticipates that Mr. Bunker will remain with the Company for the remainder of the year to assist with the transition.

Mr. Baty, age 60, most recently served as Executive Vice President and Chief Financial Officer at Schiff Nutrition International Inc. ("Schiff"), a publicly traded vitamins and nutritional supplements company, from 1999 until Schiff was acquired by Reckitt Benckiser Group PLC in December, 2012. From 1997 until 1999, Mr. Baty was Senior Vice President, Finance at Schiff. Prior to 1997, Mr. Baty was a certified public accountant and partner at KPMG, LLP.

On October 31, 2016 (the "Date of Employment"), the Company entered into an employment agreement with Mr. Baty (the "Employment Agreement"), which sets forth the terms of Mr. Baty's employment with the Company. Mr. Baty will receive an annual base salary of $375,000 and will receive a one-time signing bonus of $10,000 on the Date of Employment. Mr. Baty will be eligible to participate in the Company's executive bonus plan at a target bonus of 55% of his annual base salary and a maximum bonus potential payout of 175%. The Employment Agreement provides that Mr. Baty will be granted 70,000 restricted stock units (RSUs) in two equal tranches. The first tranche of 35,000 RSUs will be granted on the Date of Employment and will vest equally over three years. The second tranche of 35,000 RSUs will be granted on January 1, 2017, and will vest as follows: 50% will vest equally over three years and 50% upon the achievement of certain revenue performance targets consistent with targets set for the other members of the Company's senior management team.

The Employment Agreement provides that Mr. Baty will receive the following benefits if his employment is terminated by the Company without Cause, if he resigns with Good Reason, or if his employment is terminated as a result of his death or Incapacity:

•	payment of all accrued and unpaid base salary through the date of his termination and reimbursement of any unreimbursed expenses ("Accrued Pay");

•	monthly severance payments equal to one-twelfth of his annual base salary for a period of 12 months; and

•	reimbursement for the costs he incurs for continuation of his health insurance coverage under COBRA for a period of 12 months.

The terms Cause, Good Reason and Incapacity are defined in the Employment Agreement. The severance benefits described above, other than the Accrued Pay, are subject to Mr. Baty executing a release in favor of the Company and complying with the restrictive covenants set forth in the Employment Agreement, including a covenant not to compete with the Company for a period of 12 months following the termination of his employment with the Company. Mr. Baty is entitled to receive only the Accrued Pay if the Company terminates his employment for Cause or if Mr. Baty resigns without Good Reason.

The Employment Agreement sets forth stock ownership requirements, which are similar to the stock ownership requirements to which other members of the Company's senior management team are subject. The Employment Agreement also contains other terms and provisions the Company deems customary in an employment agreement with an executive officer, including provisions relating indemnification for certain claims and expenses, reimbursement of certain expenses incurred in connection with his employment and a covenant not to compete with the Company for a period following the termination of his employment.

The description of the terms and provisions of the Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the actual Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Baty and any other person pursuant to which he was selected as an officer of the Company. Mr. Baty has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Baty or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2016, the board of directors (the “Board”) of the Company, upon the recommendation of the Governance Committee of the Board, approved and adopted an amendment to the Company’s Bylaws (“Bylaws”).

Article III, Section 3.4 of the Bylaws was amended to change the voting standard for the election of directors from a plurality to a majority voting standard. Under the new majority voting standard, directors are to be elected by a majority of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present. Any nominee for director in an election who does not receive a majority of votes for his or her election ("Majority For Vote"), shall immediately offer to tender his or her resignation following certification of such shareholder vote. The Governance Committee shall promptly consider the director’s offer and make a recommendation to the Board on whether to accept or reject the resignation offer taking into account such factors as the Governance Committee may in its discretion determine appropriate. If a majority of the directors serving on the Governance Committee did not receive a Majority For Vote at the same election, then the independent directors who did receive a Majority For Vote shall comprise a committee to consider, in the same manner and with the same discretion granted to the Governance Committee as set forth above, any resignation offers and recommend to the Board of Directors whether to accept or reject them. The Board shall act on the recommendation of the Governance Committee and publicly disclose its decision within 90 days following certification of the shareholder vote. The Board may take into account such factors as the Board, in its discretion, deems appropriate in deciding whether to accept a director’s resignation.

The amendment to the Bylaws are effective November 2, 2016. The description of the Bylaws in this Item 5.03 is qualified in its entirety by reference to the actual Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

The following documents are filed as exhibits to this report:

Item No.	Exhibit
3.1	Amended and Restated Bylaws of the Company
10.1	Employment Agreement between the Company and Mr. Baty dated October 31, 2016
99.1	Press Release issued by the Company on October 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: November 3, 2016	By:	/s/ Richard D. Strulson
Richard D. Strulson, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary